                                                            Exhibit No. 10.17



     CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES
              AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.



                              AMENDED AND RESTATED

                             COLLABORATION AGREEMENT

                                     BETWEEN

                             COR THERAPEUTICS, INC.

                                       AND

                           KYOWA HAKKO KOGYO CO., LTD.

                                DECEMBER 11, 2001

                  AMENDED AND RESTATED COLLABORATION AGREEMENT


         THIS AMENDED AND RESTATED COLLABORATION AGREEMENT ("Agreement") is made effective as of the 11th day of December, 2001 (the "Amendment and Restatement Effective Date") by and between COR Therapeutics, Inc., a Delaware corporation having its principal place of business at 256 East Grand Avenue, South San Francisco, California, U.S.A. 94080 ("COR") and Kyowa Hakko Kogyo Co., Ltd., a Japanese corporation having its principal place of business at 1-6-1 Ohtemachi, Chiyoda-ku, Tokyo, Japan ("Kyowa Hakko").

                                    RECITALS

         1. COR and Kyowa Hakko entered into that certain Collaboration Agreement, dated as of November 30, 1992, as amended effective May 9, 1994, July 13, 1994, August 1, 1995, November 10, 1995, December 17, 1996, December 1, 1997
and November 30, 1998 under which the parties conducted collaborative research to support a drug discovery program for [**], and for development and commercialization of certain agents resulting from the research program. The Amendment No. 5 to the Agreement added to the collaboration [**] which specifically [**], in which COR owned sole rights.

         2. The Research Term (as defined below) expired November 30, 1999. The parties wish to conduct further research and development independently, to reallocate the territories in which each will bear development responsibilities and have commercialization opportunities, eliminate the possible [**], reallocate the manufacturing rights and obligations, and to adjust the economic obligations and compensation accordingly as set forth herein. In addition, the parties wish to restate their respective rights and obligations in light of the previous amendments, the expiration of the Research Term, and the termination by Kyowa Hakko of Amendment No. 5 to the Collaboration Agreement by letter dated November 25, 1999.

                                    ARTICLE 1
                                   DEFINITIONS

         The following terms shall have the following meanings as used in this
Agreement:

         1.1 "AFFILIATE" means an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with COR or Kyowa Hakko. For the purposes of this definition, control means the direct or indirect ownership of at least 50% or, if less than 50%, the maximum percentage as allowed by applicable law, of the outstanding voting securities of such entity.

         1.2 "ASIAN TERRITORY" means [**] including all territories and possessions thereof.

         1.3 "COMPOUND" means [**] within the [**] of a [**] of a [**] listed in
Schedule 1.3 attached hereto.

         1.4 "CONTROL" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

         1.5 "COR KNOWHOW" means Information which (i) COR discloses to Kyowa Hakko under this Agreement for use in the Research and (ii) during the Research Term is within the Control of COR.

         1.6 "COR PATENTS" means the rights granted by any governmental authority under a Patent which covers a method, apparatus, material or manufacture useful in the Field, which Patent is owned or Controlled by COR or its Affiliates, excluding, however, Program Patents.

         1.7 "COR TECHNOLOGY" means the COR Knowhow and COR Patents, collectively.

         1.8 "COR TERRITORY" shall mean the entire world, excluding only the Asian Territory.

         1.9 "DRUG APPROVAL APPLICATION" means an application for Regulatory Approval required before commercial sale or use of a Product as a drug in a regulatory jurisdiction.

         1.10 "EFFECTIVE DATE" means November 30, 1992, which was the effective date of the Original Agreement.

         1.11 "FIELD" means the discovery, development, manufacture, use and sale of Compounds and Products for all human and animal uses, including, but not limited to, the prevention or treatment of restenosis following angioplasty, [**] Excluded from the field are [**].

         1.12 "INFORMATION" shall mean (i) present and future techniques, inventions, practices, methods, knowledge, knowhow, skill, experience, test data including pharmacological, toxicological and clinical test data, analytical and quality control data, marketing, pricing, cost, sales and manufacturing data and descriptions relating to the Field; (ii) present and future compounds, compositions, assays and any biological materials relating to the Field; and
(iii) all Information exchanged between the parties pursuant to the Original Agreement.

         1.13 "KYOWA HAKKO KNOWHOW" means Information which (i) Kyowa Hakko discloses to COR under this Agreement for use in the Research and (ii) during the Research Term is within the Control of Kyowa Hakko.

         1.14 "KYOWA HAKKO PATENTS" means the rights granted by any governmental authority under a Patent which covers a method, apparatus, material or manufacture useful in the Field, which Patent is owned or Controlled by Kyowa Hakko or its Affiliates, excluding, however, Program Patents.

         1.15 "KYOWA HAKKO TECHNOLOGY" means the Kyowa Hakko Knowhow and Kyowa Hakko Patents, collectively.

         1.16 "NET SALES" means the amount billed by a party or an Affiliate, assignee or sublicensee of such party for sales of Products under this Agreement to a Third Party less: (i) discounts, including cash discounts, or rebates, retroactive price reductions or allowances actually allowed or granted from the billed amount, (ii) credits or allowances actually granted upon claims, rejections or returns of Products, including recalls, regardless of the party requesting such, (iii) freight, postage, shipping and insurance charges paid for delivery of Product, to the extent billed, and (iv) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates and refunds. In the event a party is receiving royalties under this Agreement from any Product sold in the form of a combination Product containing one or more active ingredients, Net Sales for such combination Product will be calculated by multiplying actual Net Sales by the greater of [**]% or the fraction A/(A+B) where A is the fair market value of the portion of the combination Product that contains a Product and B is the fair market value of the other active ingredients included in such combination Product, as determined by market prices of such portions if separately priced and sold, or if not so priced and sold, as determined by mutual agreement of the parties. As used herein, the term "active ingredient" does not include ingredients the primary effect of which is the enhancement of drug delivery, even if such ingredients have pharmacological activity.

         1.17 "ORIGINAL AGREEMENT" means the Collaboration Agreement between COR Therapeutics, Inc. and Kyowa Hakko Kyogo Co., Ltd, dated as of November 30, 1992.

         1.18 "PATENT" means (i) a valid and enforceable patent, including any extension, registration, confirmation, reissue, reexamination or renewal thereof and (ii) to the extent valid and enforceable rights are granted by a governmental authority thereunder, a patent application.

         1.19 "PATENT COSTS" means the fees and expenses paid to outside legal counsel and other third parties, and filing and maintenance expenses, incurred in connection with the establishment, maintenance of rights under Patents applicable to Products including costs of patent interference proceedings.

         1.20 "PRODUCT" means any form or dosage of a Compound for human pharmaceutical or any other use.

         1.21 "PROGRAM PATENTS" mean Patents and applications for Patents which cover a method, apparatus, material or manufacture useful in the Field and the subject of which is an invention conceived or reduced to practice by either of the parties or by the parties jointly in the course of the Research or their respective work in the Field during the [**] period following the Research Term. Any reference to a particular party's Program Patents shall include those Program Patents owned by the party plus that party's interest in Program Patents that are jointly owned under this Agreement.

         1.22 "REGULATORY APPROVAL" means any approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other government entity, necessary for the manufacture, use, storage, import, transport or sale, of Products in a regulatory jurisdiction.

         1.23 "RESEARCH" means all work performed by the parties in the Field during the Research Term.

         1.24 "RESEARCH TERM" means the period commencing on the Effective Date and ending on November 30, 1999.

         1.25 "THIRD PARTY" means any entity other than COR or Kyowa Hakko or an Affiliate of COR or Kyowa Hakko.

         1.26 "UNITED STATES" means the United States and all possessions and territories thereof.

                                    ARTICLE 2
                                    RESEARCH

         2.1 COLLABORATIVE RESEARCH. COR and Kyowa Hakko conducted the Research on a collaborative basis with the goal of identifying potentially useful compounds and developing them into commercially successful Products. Pursuant to Amendment No. 5 to the Original Agreement, COR and Kyowa Hakko further collaborated to [**] which specifically [**], to which COR owned sole rights. The Research Term expired on November 30, 1999 and Amendment No. 5 was terminated effective February 29, 2000.


                                    ARTICLE 3
                                   DEVELOPMENT

         3.1 DEVELOPMENT OF PRODUCTS. Kyowa Hakko will have the sole right to develop all Products in the Asian Territory and shall own all Drug Approval Applications for each Product in such territory. COR will have the sole right to develop all Products in the COR Territory and shall own all Drug Approval Applications for each Product in such territory. Each party shall bear all costs it incurs with respect to development of such Products in its respective territory.

                                    ARTICLE 4
                                    LICENSES

         4.1 LICENSES TO KYOWA HAKKO WITHIN THE FIELD. COR hereby grants to Kyowa Hakko a license under the COR Technology and COR's Program Patents to make, have made, use, import, offer for sale, sell and have sold all Products in the Asian Territory. Such license shall be [**] except as provided in Section
4.5. Such license shall be exclusive with respect to COR Patents and COR's Program Patents and non-exclusive with respect to COR Knowhow.

         4.2 LICENSES TO COR WITHIN THE FIELD. Kyowa Hakko hereby grants to COR a royalty-bearing license under the Kyowa Hakko Technology and Kyowa Hakko's Program Patents to make, have made, use, import, offer for sale, sell and have sold all Products in the COR Territory. Such license shall be exclusive with respect to Kyowa Hakko Patents and Kyowa Hakko's Program Patents and non-exclusive with respect to Kyowa Hakko Knowhow.

         4.3 SUBLICENSING. Kyowa Hakko shall have the right to sublicense any of its rights under Section 4.1 in the Asian Territory to any Third Party, without the prior written consent of COR. COR shall have the right to sublicense any of its rights under Section 4.2 in the COR Territory to any Third Party, without the prior written consent of Kyowa Hakko.

         4.4 RIGHTS TO USE PROGRAM PATENTS OUTSIDE OF THE FIELD. The parties have provided in Article 11 below for the allocation of ownership of Program Patents. While it is contemplated that Program Patents will have primary utility within the Field, the parties recognize that such patents may also have application outside of the Field and desire to allocate rights to practice such patents outside the Field on the basis of inventorship of the relevant Program Patent. Accordingly:

             (a) Kyowa Hakko hereby grants to COR [**] license to make, have made, use and sell products outside of the Field under those Program Patents owned by Kyowa Hakko as to which COR was the sole or joint inventor. Such license shall be exclusive with respect to such Program Patents for which COR is the sole inventor, and non-exclusive with respect to Program Patents for which COR is a joint inventor. COR shall have the right to sublicense any of its rights under this Section 4.4 with the prior written consent of Kyowa Hakko.

             (b) COR hereby grants to Kyowa Hakko [**] license to make, have made, use and sell products outside of the Field under those Program Patents owned by COR as to which Kyowa Hakko was the sole or joint inventor. Such license shall be exclusive with respect to such Program Patents for which Kyowa Hakko is the sole inventor, and non-exclusive with respect to such Program Patents for which Kyowa Hakko is a joint inventor. Kyowa Hakko shall have the right to sublicense any of its rights under this Section 4.4 with the prior written consent of COR.

         As used herein, "inventorship" by COR or Kyowa Hakko shall mean inventorship by the employees of such company or consultants engaged by it, and joint inventorship shall mean inventorship by employees and/or consultants of each of the parties. Each party agrees to discuss in good faith any request by the other to grant a sublicense hereunder.

         4.5 SUBLICENSES OF THIRD PARTY TECHNOLOGY. The licenses granted herein include sublicenses under any technology applicable to the Field which has been, or during the term of this Agreement is, licensed by a party from any Third Party and is within the Control of such party. For any such Third Party technology licensed by a party [**]such licensing party [**]. The parties agree that COR shall not be required to obtain Kyowa Hakko's consent to obtain a license under technology in the COR Territory and Kyowa Hakko shall not be required to obtain COR's consent to obtain a license under technology in the Asian Territory. No license applicable to Products in the COR Territory shall be entered into except with the consent of COR. No license applicable to Products in the Asian Territory shall be entered into except with the consent of Kyowa Hakko. Except as provided in the second sentence of this paragraph, each party receiving a sublicense of Third Party technology hereunder shall comply with the terms and conditions of such sublicense imposed by the Third Party, including accounting for Net Sales of Products.

         4.6 TERRITORIAL LIMITATIONS. To the extent permitted by law, neither COR nor Kyowa Hakko shall sell Products to any Third Party the selling party believes will resell in a manner inconsistent with the commercialization arrangements set forth in this Agreement.

                                    ARTICLE 5
                                COMMERCIALIZATION

         5.1 COMMERCIALIZATION. Kyowa Hakko shall develop and maintain, in its sole discretion, a program for commercializing the Product in the Asian Territory. COR shall develop and maintain, in its sole discretion, a program for commercializing the Products in the COR Territory.

         5.2 TRADEMARKS. Each party shall prosecute applications for, own and maintain the trademarks for each Product in its respective territory.

                                    ARTICLE 6
                                   COMMITTEES

         6.1 DELETED. This Article has been deleted in its entirety.

                                    ARTICLE 7
                                ROYALTY PAYMENTS

         7.1 PRODUCT ROYALTY. COR shall pay Kyowa Hakko a royalty of [**] percent ([**]%) of Net Sales of Products in the COR Territory. Such royalties shall terminate as to each Product and as to each country in the COR Territory upon the later to occur of (i) the expiration of the last to expire patent in which Kyowa Hakko has an ownership interest and a claim of which covers a Product in such country or (ii) 10 years after the first commercial sale of such Product in such country. Upon the termination of COR's royalty obligation hereunder as to each Product in the relevant country, COR shall have [**] license under the Kyowa Hakko Knowhow to make, have made, use, import, offer for sale, sell and have sold all Product in such country.

         7.2 ACCRUAL; CURRENCY; TAXES; STATEMENT. Such royalties shall be paid quarterly within 60 days after the end of each calendar quarter. Such royalties shall be calculated on the basis of Net Sales in the local currency of each country, and converted into U.S. Dollars and paid in U.S. Dollars on the basis of the currency exchange rate published in the Wall Street Journal or comparable newspaper of international circulation on the last business day of the quarter in which such sales were made. In the event of Net Sales being made in a currency as to which conversion into U.S. Dollars is then blocked, COR shall make payment to Kyowa Hakko in such local currency in a bank account designated by Kyowa Hakko. COR shall withhold any taxes on such royalties required by law. Each royalty payment shall be accompanied by a statement of such royalties showing the Net Sales of each Product during such quarter, the calculation of the royalties due, and showing evidence of payment as to any taxes paid on Kyowa Hakko's behalf. Any refunds or rebates of taxes paid to COR on behalf of Kyowa Hakko shall be remitted promptly by COR to Kyowa Hakko.

         7.3 [**] LICENSE AND ROYALTIES.

             (a) Effective November 25, 1999, Kyowa Hakko terminated
Amendment No. 5 to the Original Agreement. Upon such termination, all of Kyowa Hakko's rights in the [**] Field under the Original Agreement terminated worldwide. Accordingly, Kyowa Hakko hereby grants to COR an exclusive, worldwide license under Kyowa Hakko [**] Patents and Kyowa Hakko's [**] Program Patents, and a nonexclusive, worldwide license under Kyowa Hakko [**] Knowhow, to develop, make, use and sell [**] Products. In connection with the activities under Amendment No. 5 to the Original Agreement, Kyowa Hakko developed and provided to COR a [**]Ab produced in a high-expressing cell line. In consideration thereof, COR shall pay Kyowa Hakko a royalty of [**] percent ([**]%) of worldwide Net Sales of [**] Products incorporating the Kyowa Hakko provided [**]; provided that such royalties shall cease when the cumulative royalties paid to Kyowa Hakko amount to [**] Dollars ($[**]).

             (b) As used in this Section, the following terms shall have the following meanings:

                 (i) "KYOWA HAKKO [**] KNOWHOW" means all Information useful in the [**] Field which Kyowa Hakko Controls during the term of this Agreement.

                 (ii) "KYOWA HAKKO [**] PATENTS" means the rights granted by any governmental authority under a Patent which covers a method, apparatus, material or manufacture useful in the [**] Field, which Patent is owned or Controlled by Kyowa Hakko or its Affiliates, excluding, however, [**] Program Patents.

                 (iii) [**] means COR's [**] and which is the [**] provided by COR to Kyowa Hakko prior to the effective date of Amendment No. 5. [**] also includes [**].

                 (iv) "[**] FIELD" means the discovery, development, manufacture, use and sale of [**] Products for all human and animal pharmaceutical uses, including, but not limited to, the prevention or treatment of restenosis following angioplasty, but excluding any diagnostic use.

                 (v) "[**] PRODUCTS" means any form or dosage of a [**] for human and animal pharmaceutical use, excluding any diagnostic use. The parties acknowledge that [**] Products do not fall within the scope of the definition of "Product", and that the class of [**] Products is separate from the class of Product.

                 (vi) "[**] PROGRAM PATENTS" means Patents and applications for Patents which cover a method, apparatus, material or manufacture useful in the [**] Field and the subject of which is an invention conceived or reduced to practice by either of the parties or by the parties jointly in the course of their respective work in the [**] Field prior to termination of Amendment No. 5. Any reference to a particular party's [**] Program Patents shall include those [**] Program Patents owned by that party plus that party's interest in [**] Program Patents that were jointly owned under Amendment No. 5.

                                    ARTICLE 8
                                  MANUFACTURING

         8.1 MANUFACTURE OF PRODUCTS. Each party shall be responsible for manufacture of Products in its respective territory.

                                    ARTICLE 9
                        DEVELOPMENT AND COMMERCIALIZATION
                               OF CANCER PRODUCTS

         9.1 DELETED. This Article has been deleted in its entirety.


                                   ARTICLE 10
                                 CONFIDENTIALITY

         10.1 CONFIDENTIALITY; EXCEPTIONS. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the parties agree that, for the term of this Agreement and for [**] years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information and other information and materials furnished to it by the other party pursuant to this Agreement (collectively, "Confidential Information"), except to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

              (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

              (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

              (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

              (d) was disclosed to the receiving party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing party not to disclose such information to others.

         10.2 AUTHORIZED DISCLOSURE. Each party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting preclinical or clinical trials, provided that if a party is required by law or regulation to make any such disclosure of the other party's Confidential Information it will except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed.

         10.3 SURVIVAL. This Article 10 shall survive the termination or expiration of this Agreement for a period of [**] years.

                                   ARTICLE 11
                       OWNERSHIP OF INTELLECTUAL PROPERTY
                                AND PATENT RIGHTS

         11.1 OWNERSHIP OF PROGRAM PATENTS. The ownership of Program Patents and responsibility for the prosecution and maintenance of such patents, and the handling of interference proceedings with respect to such patents, shall be allocated as follows:

              (a) Program Patents [**] shall be owned jointly by Kyowa Hakko and COR in all countries of the world. The initial patent application for such Program Patents shall be prepared and filed by COR in the United States.

              (b) Program Patents with respect to [**] as to which the [**] within a [**] shall be owned by Kyowa Hakko in the Asian Territory, and shall be owned jointly by Kyowa Hakko and COR in the COR Territory.

                  (i) With respect to [**], the initial patent application [**] shall be prepared and filed by Kyowa Hakko in Japan.

                  (ii) With respect to [**], the initial patent application [**] shall be prepared and filed by COR in the United States.

              (c) Program Patents with respect [**] as to which the [**] shall be owned by COR in the COR Territory and shall be owned jointly by Kyowa Hakko and COR in the Asian Territory. The initial patent application for [**] shall be prepared and filed by COR in the United States.

         In the event inventions are made which cover more than one category set forth above, the parties shall consult and cooperate to cause their patent filings to be in accord as nearly as practicable to the categories set forth above, and to allocate ownership and rights with respect to individual claims as provided above. The parties hereby assign to each other any ownership interest in Program Patents which they may obtain inconsistent with the agreement set forth above, and will assist each other in every proper way to effect such assignment.

         11.2 KYOWA HAKKO RESPONSIBILITY FOR PATENT FILINGS. Kyowa Hakko will diligently file, prosecute and issue Program Patents to effectively cover discoveries and inventions relating to the Field which are within categories 11.1(a), 11.1(b) and 11.1(c) for all countries in the Asian Territory. Kyowa Hakko will endeavor to ensure whenever possible that claims are filed and will issue in such Patents specifically directed to the Field and that all Patents are filed before any public disclosure by Kyowa Hakko to maintain the validity of Patents filed outside of the United States. Kyowa Hakko will give COR immediate notice of any decision to prepare a Patent application which is subject to this Section 11.2. For all Patent applications other than new chemical entities, Kyowa Hakko will provide COR and its patent counsel [**] of any such Patent applications and COR will have [**] days from receipt of such drafts to comment on such applications. For Patent applications for new chemical entities, Kyowa Hakko will provide COR and its patent counsel [**] of any such Patent applications; COR will have [**] days from receipt of such drafts to comment on such applications. Such drafts of Patent applications for new chemical entities delivered to COR for review will include the [**]. In each event, Kyowa Hakko will confer with COR, and make every effort to adopt COR's suggestions, regarding the prosecution of such Patents. As soon as practical subsequent to filing, Kyowa Hakko will provide COR with [**] of any filing. In addition, Kyowa Hakko will copy COR with any official action and Kyowa Hakko submissions in such Patents, including an English translation thereof.

         11.3 COR RESPONSIBILITY FOR PATENT FILINGS. COR will diligently file, prosecute and issue Program Patents to effectively cover discoveries and inventions relating to the Field for those inventions which are within categories 11.1(a), 11.1(b) and 11.1(c) for all countries in the COR Territory. COR will endeavor to ensure whenever possible that claims are filed and will issue in such Patents specifically directed to the Field and that all Patents are filed before any public disclosure to COR to maintain the validity of Patents filed in the COR Territory. COR will give Kyowa Hakko immediate notice of any decision to prepare a Patent application which is subject to this Section
11.3. For all Patent applications other than new chemical entities, COR will provide Kyowa Hakko and its patent counsel [**] of any such Patent applications and Kyowa Hakko will have [**] days from receipt of such drafts to comment on such applications. For Patent applications for new chemical entities, COR will provide Kyowa Hakko and its patent counsel [**] of any such Patent applications; Kyowa Hakko will have [**] days from receipt of such drafts to comment on such applications. Such drafts of Patent applications for new chemical entities delivered to Kyowa Hakko for review will include the [**]. In each event, COR will confer with Kyowa Hakko, and make every effort to adopt Kyowa Hakko's suggestions, regarding the prosecution of such Patents. In addition, COR will copy Kyowa Hakko with any official action and COR's submissions in such Patents.

         11.4 INITIAL FILINGS IF MADE BY KYOWA HAKKO IN THE ASIAN TERRITORY. Kyowa Hakko agrees to use reasonable efforts to assure that any Patent it files in the Asian Territory prior to a U.S. filing will be in a form sufficient to establish the date of original filing as a priority date for the purposes of a subsequent U.S. filing.

         11.5 ENFORCEMENT RIGHTS. With respect to infringement in the Field of any of the COR Patents, Kyowa Hakko Patents or Program Patents, (i) COR shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement in the COR Territory;
(ii) Kyowa Hakko shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement in the Asian Territory. The parties shall consult regarding the institution, prosecution and control of any action or proceeding with respect to infringement outside of the Field of any of the COR Patents, Kyowa Hakko Patents or Program Patents. In the absence of agreement with respect to infringement outside of the Field, each party may proceed in such manner as the law permits. In each case relating to infringement within the Field, Kyowa Hakko shall bear the costs of patent enforcement within the Asian Territory and retain for its own account any amounts recovered from Third Parties; COR shall bear the costs of patent enforcement within the COR Territory and retain for its own account any amounts recovered from Third Parties.

         11.6 PATENT COSTS. Patent Costs for Products in the Asian Territory shall be borne solely by Kyowa Hakko; Patent Costs for Products in the COR Territory shall be borne solely by COR.

         11.7 ASSIGNMENT. Neither party may assign its rights under any jointly owned Program Patent except with the prior written consent of the other party; provided, however, that either party may assign such rights without consent to an Affiliate or other permitted assignee of this Agreement.

                                   ARTICLE 12
                         REPRESENTATIONS AND WARRANTIES

         12.1 REPRESENTATIONS AND WARRANTIES. Each of the parties hereby represents and warrants as follows:

              (a) This Agreement is a legal and valid obligation binding upon such party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

              (b) Such party has not, and during the term of the Agreement will not, grant any right to any Third Party relating to its respective Technology in the Field which would conflict with the rights granted to the other party hereunder.

                                   ARTICLE 13
                          REPORTS, RECORDS AND SAMPLES

         13.1 WRITTEN REPORTS. COR and Kyowa Hakko will each deliver to the other periodic written reports in English presenting a meaningful summary of their respective Product development work performed hereunder. Each party shall deliver its initial report upon commencement of its first human clinical trial for the relevant Product, and shall provide a follow-up report with respect to that Product at the completion of each clinical phase prior to receipt of regulatory approval for such Product.

         13.2 RECORDS OF NET SALES. COR party will maintain complete and accurate records of Net Sales which are relevant to payments to be made under this Agreement and such records shall be open during reasonable business hours for a period of [**] years from creation of individual records for examination at Kyowa Hakko's expense and not more often than once each year by a certified public accountant selected by Kyowa Hakko and acceptable to COR for the sole purpose of verifying for Kyowa Hakko the correctness of calculations or payments made under this Agreement.

         13.3 PUBLICITY REVIEW. COR and Kyowa Hakko will jointly discuss and agree, based on the principles of this Section 13.3, on any statement to the public regarding this Agreement or any aspect of this Agreement subject in each case to disclosure otherwise required by law or regulation. If either party is required by law or regulation to make a public disclosure or announcement concerning the Research or this Agreement or the subject matter thereof, such party shall give reasonable prior advance notice of the proposed text of such disclosure or announcement to the other parties for their review and comment. In the discussion and agreement referred to above, the principles observed by COR and Kyowa Hakko will be: accuracy, the requirements for confidentiality under
Article 10, the advantage a competitor of COR or Kyowa Hakko may gain from any public or Third Party statements under this Section 13.3, the requirements of disclosure under any applicable securities laws, including those associated with public offerings, and the standards and customs in the pharmaceutical industry for such disclosures by companies comparable to COR and Kyowa Hakko. The terms of this Agreement may also be disclosed to Third Parties with the consent of the other party, which consent shall not be unreasonably withheld so long as such disclosure is made under a binder of confidentiality.

         13.4 PUBLICATIONS. Each party agrees that it shall not publish or present the results of studies carried out as part of the Research without the opportunity for prior review by the other party. Each party shall provide to the other the opportunity to review any proposed abstracts, manuscripts or presentations (including information to be presented verbally) which relate to the Field at least thirty days prior to their intended submission for publication and such submitting party agrees, upon written request from the other party, not to submit such abstract or manuscript for publication or to make such presentation until the other party is given a reasonable period of time to secure patent protection for any material in such publication or presentation which it believes is patentable.

                                   ARTICLE 14
                              TERM AND TERMINATION

         14.1 TERM. This Agreement shall commence as of the Amendment and Restatement Effective Date and, unless sooner terminated as provided herein, shall continue in effect until the latest of (a) the expiration of the last to expire of the Program Patents or (b) the date on which COR is no longer obligated to pay royalties to Kyowa Hakko under Section 7.1.

         14.2 SURVIVING RIGHTS. The obligations and rights of the parties under Articles 1, 10, 11, 14, 15 and Sections 13.2 and 16.10 of this Agreement will survive termination (in the case of Article 10 and Section 13.2, for the periods set forth therein).

         14.3 ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration, including damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve either party from obligations which are expressly indicated to survive termination or expiration of the Agreement.

                                   ARTICLE 15
                                 INDEMNIFICATION

         15.1 INDEMNIFICATION IN ASIAN TERRITORY. Kyowa Hakko shall indemnify and hold COR harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys' fees) and expense resulting from any claim of bodily injury or property damage (a) relating to the development, manufacture, use, distribution or sale of any Product in the Asian Territory, or (b) due to the negligence or willful misconduct of Kyowa Hakko or its employees or agents.

         15.2 INDEMNIFICATION IN THE COR TERRITORY. COR shall indemnify and hold Kyowa Hakko harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys' fees) and expense resulting from any claim of bodily injury or property damage (a) relating to the development, manufacture, use, distribution or sale of any Product in the COR Territory, or (b) due to the negligence or willful misconduct of COR or its employees or agents.

                                   ARTICLE 16
                                  MISCELLANEOUS

         16.1 REASONABLE EFFORTS. As used herein, the term "reasonable efforts" shall mean efforts and resources commonly used in the research-based pharmaceutical industry for a product at a similar stage in its product life taking into account the establishment of the product in the marketplace, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the profitability of the product and other relevant factors. Such resources and efforts shall be determined for a particular Product and it is anticipated that the level of effort will change over time reflecting changes in the status of the Product and the marketplace.

         16.2 ASSIGNMENT TO AFFILIATES. Either party may assign any of its rights or obligations under this Agreement in any country to any Affiliates; provided, however, that such assignment shall not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement. The parties recognize that each may perform some of its obligations hereunder through Affiliates; provided, however, that each party shall remain responsible and be guarantors of the performance by their Affiliates and shall cause their Affiliates to comply with the provisions of this Agreement in connection with such performance.

         16.3 ASSIGNMENT TO NON-AFFILIATES; SALE OR MERGER. Either party may assign its rights or obligations under this Agreement or its ownership interest in jointly owned Program Patents to a non-Affiliate only as provided in Section 16.4, or in connection with the sale of all or substantially all of its assets, or otherwise with the prior written consent of the other party. This Agreement shall survive any merger of either party with or into another party and no consent shall be required hereunder; provided, that in the event of such merger, no intellectual property rights of the acquiring corporation shall be included in the COR Technology or the Kyowa Hakko Technology, as applicable.

         16.4 RESEARCH AND DEVELOPMENT ENTITIES. COR may assign its rights and obligations under this Agreement to an entity or entities (e.g., partnership or corporation) that are specifically formed for financial purposes and that finance research and development performed by COR; provided, however, that such assignment shall not relieve COR of responsibility for performance of its obligations under this Agreement. COR shall provide prior notice of such assignment to Kyowa Hakko and shall consider any comments provided by Kyowa Hakko with respect to such arrangements.

         16.5 RETAINED RIGHTS. Nothing in this Agreement shall limit in any respect the right of either party to conduct research and development with respect to and market products outside the Field using such party's Technology, but no license to use the other party's technology to do so is granted herein expressly or by implication.

         16.6 FORCE MAJEURE. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting party, provided that the party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, in no event shall a party be required to settle any labor dispute or disturbance.

         16.7 FURTHER ACTIONS. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         16.8 NO TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name "COR" or "Kyowa Hakko" or any other trade name or trademark of the other party in connection with the performance of the Agreement.

         16.9 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change or address shall be effective only upon receipt thereof):

         If to COR, addressed to:

         COR Therapeutics, Inc.
         256 East Grand Avenue
         South San Francisco, CA  94080
         Attention:  Senior Vice President - Corporate Development
         Telephone:  (650) 244-6800
         Telecopy:   (650) 244-9208

         With copy to:

         Cooley Godward LLP
         Five Palo Alto Square
         3000 El Camino Real
         Palo Alto, CA  94306
         Attention:  Robert L. Jones, Esq.
         Telephone:  (650) 843-5000
         Telecopy:   (650) 849-7400

         If to Kyowa Hakko, addressed to:

         Kyowa Hakko Kogyo Co., Ltd.
         1-6-1 Ohtemachi
         Chiyoda-ku
         Tokyo, Japan
         Attention:  General Manager, Licensing & International Development
                     Telephone:  011-81-3-3282-0037
                     Telecopy:   011-81-3-3282-0031

         16.10 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed within such state. Any claim or controversy arising out of or related to this contract or any breach hereof which is not resolved through negotiation between the parties shall be submitted to a court of competent jurisdiction in the State of California, and the parties hereby consent to the jurisdiction and venue of such court. The parties each recognize their right to a jury trial and hereby expressly waive such right and agree to submit any claim or controversy arising out of or related to this contract or any breach hereof to a trial by a judge.

         16.11 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement.

         16.12 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alter-native to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

         16.13 AMBIGUITIES. Ambiguities, if any, in this Agreement shall not be construed against any party, irrespective of which party may be deemed to have authored the ambiguous provision.

         16.14 ENTIRE AGREEMENT. Pursuant to Section 16.14 of the Original Agreement, the parties hereby amend and restate the Original Agreement, as amended by the amendments thereto, and this Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto and supersedes and terminates all prior agreements and understanding between the parties, There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

COR THERAPEUTICS, INC.                            KYOWA HAKKO KOGYO, LTD.

By:    VAUGHN M. KAILIAN                          By:    ILLEGIBLE
       --------------------------                        ----------------------

Title: PRESIDENT AND CEO                          Title:
       --------------------------                        ----------------------

                                  SCHEDULE 1.3#


[**]






# The listing in this Schedule 1.3 of any division, continuation, continuation-in-part, reissue, extension or foreign counterpart is illustrative only and is not necessarily a complete listing of all divisions, continuations, continuations-in-part, reissues, extensions or foreign counterparts of a parent application in existence as of the Amendment and Restatement Effective Date.